EXHIBIT 99.1

SETTLEMENT AGREEMENT & RELEASE OF ALL CLAIMS

This Settlement Agreement and Release of All Claims (“this Agreement”) is made and entered into as of June 5, 2003 by and between KFx Inc., a Delaware corporation (“KFx”), and Landrica Development Company, a South Dakota corporation (“Landrica”).

RECITALS

WHEREAS, KFx and Landrica have previously executed the following transaction agreements, among others, in which Landrica purchased from KFx a coal beneficiation plant, a rail loop and certain other real property all located near Gillette, Wyoming (collectively, “the Transaction Agreements”):

A. The Purchase and Sale Agreement dated April 12, 2000 (“the PSA”), whereby Landrica purchased KFx’ interest in the Plant, the Rail Loop, Pit #1 and the Land, as those terms are more particularly defined in the PSA;

B. The Agreement executed by KFx on April 12, 2000 and by Landrica on May 1, 2000 (“the Ancillary Agreement”), wherein the parties set forth the terms and conditions ancillary to the PSA, and which, among other things, granted Landrica certain rights to accept delivery of two million (2,000,000) registered and unrestricted shares of the common stock of KFx, and KFx stock warrants (“Warrants”) providing Landrica the right to purchase one million three hundred thousand (1,300,000) shares of the common stock of KFx; and

C. A Registration Rights Agreement entered into as of May 1, 2000 (“Registration Agreement”) wherein the parties’ respective rights and obligations as to Landrica’s purchase of the Warrants were set forth;

WHEREAS, pursuant to the PSA, the Ancillary Agreement and the Registration Agreement, KFx delivered to Landrica the Warrants and two million (2,000,000) shares of KFx stock (“Stock”);

WHEREAS, pursuant to the terms and conditions set forth in the Ancillary Agreement, KFx and Landrica each had specific rights and obligations relative to the Warrants and the Stock, which included, under certain circumstances, Landrica’s potential return of seven hundred thousand (700,000) shares of Stock to KFx; and

WHEREAS, the parties wish to finally settle and resolve all issues and matters that currently or might otherwise arise in the future as to each of the agreements entered into by them relative to the operation, ownership and reclamation of the Plant, the Rail Loop, Pit #1 and the Land.

AGREEMENT

NOW THEREFORE, in consideration of the terms and conditions of this Agreement, Landrica and KFx agree as follows:

1. Landrica’s Return of Shares and Warrants. Upon the execution of this Agreement by each of the parties hereto, Landrica shall return to KFx, without reservation, four hundred fifty thousand (450,000) shares of the Stock and all of the one million three hundred thousand (1,300,000) Warrants.

2. Mutual Release of Released Liabilities.

(a) Landrica and KFx, for themselves, their respective successors and assigns, and each of their respective past and present stockholders, members, directors, officers, limited liability company managers, employees and agents (collectively, the “Releasing Parties”), hereby unconditionally and irrevocably release, acquit and forever discharge the other, their respective successors and assigns, and each of their respective past and present stockholders, directors, officers, employees and agents (collectively, the “Released Parties”), of and from any and all liabilities, actions, obligations, causes of action, claims, demands, damages, costs, expenses and compensation whatsoever, whether known or unknown, now existing or hereafter arising, at law or in equity or otherwise, with respect to the ownership, operation and reclamation liabilities relative to the Plant and the operation and reclamation of the Plant’s assets whether before or after the closing of the transactions contemplated by the Transaction Agreements, the Shares and the Warrants (collectively, the “Released Liabilities”), including without limitation, any liabilities or claims arising in connection with the operation, ownership or reclamation of the Plant whether before or after the execution of this Agreement.

(b) Landrica and KFx, for themselves and the other Releasing Parties, hereby unconditionally and irrevocably release, acquit and forever discharge each of the Released Parties, of and from any and all liabilities, actions, obligations, causes of action, claims, demands, damages, costs, expenses and compensation whatsoever, whether known or unknown, now existing or hereafter arising, at law or in equity or otherwise, with respect to the Released Liabilities.

3. Related Matters.

(a) Acknowledgment of Effect. Landrica and KFx, for themselves and the other Releasing Parties, acknowledge and agree that (i) by executing and delivering this Agreement, they are forever giving up their right to sue or attempt to recover money, damages or any other relief from any of the Released Parties for all claims they have or may have against such Released Parties with respect to the Released Liabilities (even if any such claim is unforeseen as of the date hereof) and (ii) the releases made herein constitute final and complete releases of the Released Liabilities. Without limiting the foregoing, Landrica and KFx, for themselves and the other Releasing Parties, agree that they will not, directly or indirectly, (x) bring or cause to be brought, or participate in the prosecution of, any action, proceeding or suit seeking recovery by or on behalf of such party of any amount in respect of, or damages with respect to, the Released Liabilities, or (y) defend any action, proceeding or suit in whole or in part on the grounds that any or all of the terms or provisions of this Agreement are illegal, invalid, not binding, unenforceable or against public policy.

(b) Review of Agreement. Landrica and KFx, for themselves and the other Releasing Parties, acknowledge and represent that (i) this Agreement is executed voluntarily by them, without any duress or undue influence; (ii) they have received, from legal counsel of their own choosing, full and adequate legal advice as to their legal rights; and (iii) they, and the individuals executing this Agreement on their behalf, have read this Agreement in its entirety and fully understand its content and legal effect.

4. Further Assurances. Landrica and KFx, for themselves and the other Releasing Parties, hereby covenant to execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery to others of, such further documents and instruments as may reasonably be requested by Landrica or KFx or any other Releasing Party to implement the purposes of this Agreement.

5. Lease Agreement. Landrica and KFx hereby acknowledge that the January 2001 Lease Agreement between them shall remain in full force and effect pursuant to the terms of such Lease Agreement and this Agreement shall not in any manner amend such lease Agreement, except that KFx hereby acknowledges the current arrangement that KFx shall continue to pay one-third (1/3) of each monthly telephone bill for the offices located at the coal beneficiation plant located near Gillette, Wyoming.

6. Removal of Materials. KFx shall arrange for the removal and remove those materials owned by KFx that are currently stored at a location south of the mine shop and in the east bay of the mine shop, which removal shall occur before September 1, 2004, unless a mutually acceptable agreement for the storage of such materials is negotiated between Landrica and KFx.

7. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that no party may assign any of its rights, benefits, interest or obligations hereunder without the prior written consent of the other parties.

8. Amendments and Modifications. This Agreement may be amended or modified only by an instrument in writing duly executed by the parties hereto.

9. Governing Law. This Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Wyoming without giving effect to the conflicts of law principles thereof.

10. Submission to Jurisdiction. All actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the state or federal courts located in the State of Wyoming. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 10. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section 10, and stipulates that the state and federal courts located in the State of Wyoming shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 10 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in the Transaction Documents. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

LANDRICA DEVELOPMENT COMPANY

By:             Steven Helmers

Its:             Sr. Vice President, General Counsel & Secretary

KFx INC.

By:             R. G. Swenson

Its:             Vice President

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